Exhibit 24-A


                         JERSEY CENTRAL POWER & LIGHT COMPANY




          RESOLVED, that this Company hereby constitutes and appoints Richard S. Cohen, John G. Graham, Terrance G. Howson, Ira H. Jolles and Douglas E. Davidson, and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, for it and on its behalf and in its name, place and stead, to sign, execute and file any and all of the following documents and any and all amendments thereto relating to the proposed issuance and sale of the Preferred Securities, Debentures and Guarantee: (a) the Petition to the NJBPU and any and all amendments thereto; (b) a Registration Statement on Form S-3 with the SEC and any and all amendments thereto; and (c) an Application on Form U-1 with the SEC and any and all amendments thereto; in all cases with all exhibits and other documents in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as this Company might or could do;

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               THIS  IS  TO  CERTIFY  that  the  undersigned  is  Assistant
          Secretary of Jersey Central Power & Light Company, a New Jersey corporation; that the above and foregoing is a true and correct copy of a resolution duly and regularly adopted by the Board of Directors of Jersey Central Power & Light Company at a meeting thereof duly convened and held on the 27th day of September, 1994 at which meeting a quorum was present and voted; and that said resolution has not been annulled, revoked or amended in any way whatsoever but is in full force and effect.


               WITNESS the signature of the undersigned as such officer of the Company and its corporate seal hereunto affixed this 21st day of April, 1995.



                                         /s/  M. A. Nalewako

                                        M. A. Nalewako, Assistant Secretary

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